Exhibit 99.1

INSTALLED BUILDING PRODUCTS ANNOUNCES THE ACQUISITION

OF ROYALS COMMERCIAL SERVICES, INC.

–Acquisition Adds Approximately $10 Million of Annual Revenue –

– Also Acquired Shower, Shelving and Mirror Installer with Annual Revenue of $1.1 Million –

Columbus, Ohio, March 2, 2020. Installed Building Products, Inc. (the “Company” or “IBP”) (NYSE: IBP), an industry-leading installer of insulation and complementary building products, announced today the acquisition of Royals Commercial Services, Inc. (“Royals Commercial”). Founded in 1990, Royals Commercial is headquartered in Millersville, Maryland and provides spray foam insulation and thermal barrier installation services primarily for commercial customers throughout Maryland, Pennsylvania, Virginia, Delaware, and New Jersey.

“With approximately $10 million of annual revenue, Royals Commercial expands our presence in the greater Baltimore and mid-Atlantic markets,” stated Jeff Edwards, Chairman and Chief Executive Officer. “The commercial installation market is large and fragmented and is an important focus of our growth strategy. In addition to Royals Commercial, we also completed the acquisition of a Chicago based shower, shelving and mirror installer, with annual revenue of approximately $1.1 million. Commercial end markets represented approximately 18% of our total revenue in 2019 and we believe we are well positioned to increase our exposure within this compelling market through organic and acquisition growth opportunities.”

About Installed Building Products

Installed Building Products, Inc. is one of the nation’s largest new residential insulation installers and is a diversified installer of complementary building products, including waterproofing, fire-stopping, fireproofing, garage doors, rain gutters, window blinds, shower doors, closet shelving and mirrors and other products for residential and commercial builders located in the continental United States. The Company manages all aspects of the installation process for its customers, from direct purchase and receipt of materials from national manufacturers to its timely supply of materials to job sites and quality installation. The Company offers its portfolio of services for new and existing single-family and multi-family residential and commercial building projects from its national network of over 180 branch locations.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws, including with respect to the housing market, our financial and business model, the demand for our services and product offerings, expansion of our national footprint and end markets, diversification of our products, our ability to capitalize on the new home and commercial construction recovery, our ability to grow and strengthen our market position, our ability to pursue and integrate value-enhancing acquisitions, our ability to improve sales and profitability, and expectations for demand for our services and our earnings in 2020. Forward-looking statements may generally be identified by the use of words such as “anticipate,” “believe,” “expect,” “intends,” “plan,” and “will” or, in each case, their negative, or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. Any forward-looking statements that we make herein and in any future reports and statements are not guarantees of future performance, and actual results may differ materially from those expressed in or suggested by such forward-looking statements as a result of various factors, including, without limitation, general economic and industry conditions, the material price environment, the timing of increases in our selling prices, and the factors discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, as the same may be updated from time to time in our subsequent filings with the Securities and Exchange Commission. Any forward-looking statement made by the Company in this press release speaks only as of the date hereof. New risks and uncertainties arise from time to time, and it is impossible for the Company to predict these events or how they may affect it. The Company has no obligation, and does not intend, to update any forward-looking statements after the date hereof, except as required by federal securities laws.

Contact Information:

Investor Relations:

614-221-9944

investorrelations@installed.net

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